                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                    _______________________________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 23, 1997
                                                 ----------------

                      INTERNATIONAL CABLETEL INCORPORATED
--------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

              Delaware             0-22616               52-1822078
--------------------------------------------------------------------------------
          (State or Other        (Commission           (IRS Employer
          Jurisdiction of        File Number)       Identification No.)
           Incorporation)

110 East 59th Street, New York, New York                                 10022
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's Telephone Number, including area code        (212) 371-3714
                                                          --------------

_______________________________________________________________________________
           (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.
------   ------------

     On January 23, 1997, the Company announced its preliminary operating statistics for the year ended December 31, 1996.

CableTel's operating performance continues to exceed estimated industry averages. As of December 31, 1996:

     Residential telephone penetration increased to 32.0%
     Residential cable television penetration increased to 32.6%
     Combined penetration ("RGU" penetration) increased to 64.6%
     Annualized RGU churn was approximately 10% in the fourth quarter

As of December 31, CableTel had over 168,000 customers subscribing to over 302,000 services. Approximately 36% of all residences marketed by the company are taking at least one service and over 79% of those customers are taking both services. The Company has now marketed services to approximately 60% of the homes passed by its new networks, up from approximately 38% at end of 1995.

CableTel has now constructed its new dual service network past approximately 779,100 homes in its franchise areas, representing approximately 37% of its nearly 2.1 million total homes.

                  NEWLY CONSTRUCTED DUAL NETWORK

                         December 31 1996   September 30   June 30   March 31   December 31
                                                1996        1996*      1996         1995
                         ----------------   ------------   -------   --------   -----------
Homes passed (1)                  779,100        694,400   611,300    516,000       463,000

Homes marketed                    467,300        390,800   311,500    249,500       176,200

Total customers                   168,200        135,300   107,100     81,860        57,700

       Dual                       133,800        105,155    80,100     62,440        44,630

       Cable-only                  18,450         15,600    13,700      9,750         6,620

      Telephone-only               15,950         14,545    13,300      9,670         6,450

Total RGUs (2)                    302,000        240,455   187,200    144,300       102,300

RGU penetration                      64.6%          61.5%     60.1%      57.8%         58.1%

Cable penetration                    32.6%          30.9%     30.1%      28.9%         29.1%

Telephone penetration                32.0%          30.6%     30.0%      28.9%         29.0%

(1) "Homes passed" is the expression in common usage as the measurement of the size of a cabled area, meaning the total number of residential premises which currently have the potential to be connected to the Company's network. Homes passed does not include approximately 100,000 cable-only homes which are included in the Company's homes passed that count toward its OFTEL milestones.

(2) An RGU (revenue generating unit) is one cable television account or one telephone account; thus, a dual customer counts as two RGU's.

   * June 30, 1996 data has been restated to reflect current period presentation.

          A copy of the press release issued by the Company announcing the above is attached hereto as an exhibit and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits
------   ---------------------------------

         Exhibits

         99  Press Release issued January 23, 1997.

                                   SIGNATURES
                                   ----------


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    INTERNATIONAL CABLETEL INCORPORATED
                                                (Registrant)


                                    By: /s/ Richard J. Lubasch
                                    --------------------------------------------
                                    Name: Richard J. Lubasch
                                    Title: Senior Vice President-General Counsel


Dated: January 23, 1997

                                 EXHIBIT INDEX
                                 -------------



     Exhibit                                                         Page
     -------                                                         ----


        99         Press Release issued January 23, 1997.